Exhibit 1.1

Execution Version

7,000,000 Shares

PGT INNOVATIONS, INC.

Common Stock

UNDERWRITING AGREEMENT

September 13, 2018

SUNTRUST ROBINSON HUMPHREY, INC.

J.P. MORGAN SECURITIES LLC

    As Representatives of the Underwriters

c/o SunTrust Robinson Humphrey, Inc.

303 Peachtree Street, 10th Floor

Atlanta, GA 30308

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

PGT Innovations, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters (the “Underwriters”) named in Schedule A attached to this agreement (this “Agreement”) for whom you are acting as representatives (in such capacity, the “Representatives”), subject to the terms and conditions herein, an aggregate of 7,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 1,050,000 additional shares of Common Stock on the terms set forth herein (the “Option Shares”). The Firm Shares and the Option Shares, if and to the extent such option is exercised, are hereinafter collectively called the “Shares”.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-227281) covering the public offering and sale of shares of common stock under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which automatic shelf registration statement became effective under Rule 462(e) under the Rules and Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Rules and Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits thereto, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Rules and Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

(a)    “Applicable Time” means 5:30 p.m. (New York City time) on September 13, 2018;

(b)    “General Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus dated September 11, 2018, together with the information included in Schedule C hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations; and

(c)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares in the final form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Purchase, Sale and Delivery of the Shares.

(a)    The Company agrees to sell 7,000,000 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, on the basis of the representations and warranties contained in, and subject to the terms and conditions of this Agreement, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to $21.85 per share. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

(b)    In addition, the Company grants to the Underwriters an option to purchase up to 1,050,000 additional Option Shares at a price equal to $21.85 per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Each Underwriter shall have the option to purchase, severally and not jointly, and on the basis of the representations and warranties contained in, and subject to the terms and conditions of this Agreement, the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date (as defined below) as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)    Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to SunTrust Robinson Humphrey, Inc. (“SunTrust”) for the account of each Underwriter against payment by the several Underwriters through SunTrust and of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of DTC.

(d)    The option granted in clause (b) above will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in clause (b) above will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Share Delivery Date,” and the Initial Delivery Date and any Option Share Delivery Date are sometimes each referred to as a “Delivery Date.”

(e)    Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through SunTrust shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Share Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to SunTrust for the account of each Underwriter against payment by the several Underwriters through SunTrust and of the respective aggregate purchase prices of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC.

SECTION 2. Representations and Warranties of the Company. The Company represents, warrants and agrees with each of the Underwriters that:

(a)    The Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares are eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date pursuant to Rule 430B(f)(2) under the Rules and Regulations, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).

(b)    Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time and on each Delivery Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on any Delivery Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(b).

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the information listed on Schedule C hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Rules and Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Rules and Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(d)    Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (C) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405), eligible to use the Registration Statement as an automatic shelf registration statement.

(e)    Company Not Ineligible Issuer. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(f)    The Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the General Disclosure Package, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(g)    Underwriting Agreement. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(h)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)    Independent Accountants. KPMG LLP, who has certified the financial statements (including the related notes thereto) of the Company, whose report is included or incorporated by reference in the Registration Statement and the General Disclosure Package, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board. RSM US LLP, who has certificated the financial statements (including the related notes thereto) of GEF WW Parent LLC, a Delaware limited liability company (“GEF WW”), whose report is included or incorporated by reference in the Registration Statement and the General Disclosure Package, is an independent auditor with respect to the GEF WW under Rule 101 of The American Institute of Certified Public Accountants (“AICPA”) Code of Professional Conduct and its interpretations and ruling.

(j)    Preparation of the Financial Statements; Industry and Market Data. The financial statements (including the schedules and notes thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, fairly present the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the entities to which they relate as of the dates and for the periods specified therein. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as otherwise expressly disclosed in the notes thereto). The financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Summary–Summary Historical Consolidated Financial Data of PGTI” and “Summary—Summary Historical Combined Financial Data of Western Window Systems” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information included therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act. The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(k)    Incorporation and Good Standing. The Company and each of its subsidiaries have been duly incorporated or formed, as applicable, and are validly existing as a corporation, or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and have corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and the Company has requisite corporate power and authority to consummate the transactions contemplated hereby. Each of the Company and each subsidiary is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule D.

(l)    Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the General Disclosure Package and the Prospectus.

(m)    No Material Actions or Proceedings. There are no legal, regulatory or governmental actions, suits, investigations, demands or proceedings pending or, to the best of the Company’s knowledge, overtly threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned by, the Company or any of its subsidiaries which such action, suit or proceeding, would be reasonably expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(n)    Non-Contravention; No Authorizations or Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation,

(A) that certain Credit Agreement, dated as of February 16, 2016 (the “Credit Agreement”), by and among the Company, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders from time to time party thereto and (B) that certain Indenture, dated as of August 10, 2018 by and between PGT Escrow Issuer, Inc. and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated as of August 13, 2018 (as supplemented from time to time), by and among the Company, the guarantors party thereto and U.S. Bank National Association), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiaries, except, in the case of clause (ii) and (iii) above, for such Defaults or violations, as applicable, that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company, and the issuance and delivery of the Shares, and consummation of the transactions contemplated by the General Disclosure Package and the Prospectus (i) have been (or will be) duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company, or the issuance and delivery of the Shares, and by the General Disclosure Package and the Prospectus, except such as may be required by the securities laws of the several states of the United States or provinces of Canada. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any material note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(p)    Intellectual Property. To the Company’s knowledge, (i) the Company and its subsidiaries own or otherwise possess adequate rights to use all material trademarks, trade names, patent rights, copy-rights, trade secrets and other intellectual property rights (collectively, “Intellectual Property”), all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information reasonably necessary to conduct their respective businesses as currently conducted, and (ii) none of such Intellectual Property owned by the Company or its subsidiaries that is registered and expected to expire without renewal in the two years after the date of this Agreement is expected to result in a Material Adverse Change. To the Company’s knowledge, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others, which infringement or conflict, would result in a Material Adverse Change.

(q)    All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses, sub-licenses, permits or other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities or bodies necessary to own, lease and operate its material properties and to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license, sub-license, permit or authorization which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(r)    Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the General Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s)    Tax Law Compliance. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries retains adequate reserves.

(t)    Investment Company Act. The Company is not, nor after giving effect to the offering and sale of the of the Shares and application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company”, subject to registration under the Investment Company Act of 1940, as amended.

(u)    Insurance. Each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such losses and risks as are generally deemed prudent in the business in which it is engaged. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(v)    No Stabilization or Manipulation. None of the Company or any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x)    Internal Accounting Controls. Except as permitted under the Exchange Act and the Exchange Act Regulations and applicable guidance from the Commission in connection with the acquisition of all of the equity interests of GEF WW Parent, LLC, the Company and its subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls are reasonably effective to perform the function for which they were established, subject to the limitations of any such control system and the matters disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no material weaknesses or significant deficiencies in the Company’s internal controls except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)    Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z)    Margin Regulations. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(aa)    Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past actions, activities, or occurrences or current circumstances or conditions, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

(bb)    ERISA. The Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the best knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as would not reasonably be expected to result in a Material Adverse Change, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to result in a Material Adverse Change, no “single-employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section

4062(e) of ERISA. Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(dd)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and the Company, its subsidiaries and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions. The Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is subject to Sanctions, or is in Crimea, Cuba, Iran, North Korea and Syria, or in any other country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)    Cybersecurity. (A)(I) To the Company’s knowledge there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology assets and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) (collectively, “IT Systems and Data”) and (II) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to or of their IT Systems and Data; (B) to the Company’s knowledge, the Company and its subsidiaries are presently in material compliance with all applicable laws, statutes and regulations (including, if applicable, the European Union General Data Protection Regulation) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification to the extent that any noncompliance with any of the foregoing would not result in a Material Adverse Change to the business of the Company and its subsidiaries; and (C) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with applicable regulatory standards.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 3. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)    Compliance with the Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such commercial order is issued, to obtain the lifting thereof as early as reasonably practicable. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Rules and Regulations (including, if applicable, by providing the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Rules and Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure

Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Delivery Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements; Delivery of Prospectuses. (i) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to each Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Use of Proceeds. On each Delivery Date, the Company shall apply the net proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in the General Disclosure Package.

(e)    Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on the New York Stock Exchange.

(f)    Restriction on Sale of Shares. During the period of 90 days following the date hereof (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof (other than the grant of stock options pursuant to stock option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than as contemplated by clause (1) above), (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (6) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, and to cause each officer, director and stockholder of the Company set forth on Schedule B hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(g)    Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Shares for offer and sales under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as early as reasonably practical.

(h)    Issuer Free Writing Prospectus. The Company agrees to comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(i)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(j)    Company Obligations. The Company agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(k)    No Stabilization or Manipulation. The Company agrees to not take, and to cause its affiliates not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the accuracy of the representations and warranties of the Company in Section 2 hereof, in each case as of the date hereof and as of each Delivery Date, as if made on and as of such Delivery Date and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and, at each Delivery Date, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened, or to the knowledge of the Company, contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the General Disclosure Package or the Prospectus or otherwise shall have been complied with. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(i) under the Rules and Regulations and otherwise in accordance with Rules 456(b) and 457(r) under the Rules and Regulations and, if applicable, shall have provided the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Comfort Letters. (x) The Underwriters shall have received on each of the date hereof and each Delivery Date a letter, dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, from KPMG LLP, independent public accountants of the Company and its subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter shall use a “cut-off date” within three business days of the date of such letter and that their procedures, shall cover financial information, if any, in the Prospectus not contained in the General Disclosure Package. References to the Prospectus in this subclause (b)(x) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter. (y) The Underwriters shall have received on each of the date hereof and each Delivery Date a letter, dated the date hereof or such Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters, from RSM US LLC, independent public accountants of GEF WW and its subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of GEF WW and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter shall use a “cut-off date” within three business days of the date of such letter and that their procedures shall cover financial information, if any, in the Prospectus not contained in the General Disclosure Package. References to the Prospectus in this subclause (b)(y) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(c)    No Material Adverse Change. For the period from and after the date of this Agreement and prior to each Delivery Date, no event or condition that results in a

Material Adverse Change shall have occurred or shall exist, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(d)    No Ratings Agency Change. For the period from and after the date of this Agreement and prior to each Delivery Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(e)    Opinion of Counsel for the Company. On each Delivery Date the Underwriters shall have received the opinion (including negative assurance), each dated as of such Delivery Date, of Jones Day, counsel for the Company, substantially in the form of which is attached as Exhibit B hereto.

(f)    Opinion of Counsel for the Underwriters. On each Delivery Date the Underwriters shall have received the opinion and negative assurance letter, each dated as of such Delivery Date, of Cahill, Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as may be reasonably requested by the Underwriters.

(g)    Officer’s Certificate. On each Delivery Date the Underwriters shall have received a certificate, dated as of each Delivery Date, executed by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in Section 4(d) hereof, and further to the effect that: (i) for the period from and after the date of this Agreement and prior to such Delivery Date there has not occurred any Material Adverse Change, (ii) the representations, warranties and covenants of the Company set forth in Section 2 hereof were true and correct as of the date hereof and are true and correct as of such Delivery Date with the same force and effect as though expressly made on and as of such Delivery Date; and (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(h)    Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered to the Representatives by each person set forth on Schedule B hereto on or before the date of this Agreement and shall remain in full force and effect as of each Delivery Date.

(i)    Good Standing. The Representatives shall have received on and as of each Delivery Date, satisfactory evidence of the good standing of the Company and each “significant subsidiary” (as defined in 1-02(u) of Regulation S-X) of the Company in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)    Exchange Listing. The Shares to be delivered on each Delivery Date shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(k)    Certificate of the Chief Financial Officer. On the date hereof and also on each Delivery Date, the Underwriters shall have a received a certificate, dated as of the respective dates of delivery thereof, executed by the Chief Financial Officer of the Company in form and substance agreed prior to the date hereof.

(l)    Additional Documents. On or before each Delivery Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request.

If any condition specified in this Section 4 is not satisfied or waived by the Representatives when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to such Delivery Date, which termination shall be without liability on the part of any party to any other party, subject to survival of the provisions referenced in Section 7 hereof.

SECTION 5.    Payment of Expenses.

(a)     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the preparation, issuance and delivery of the Shares, (ii) all costs and expenses related to the issuance and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares and all other fees or expenses in connection with the preparation of the Registration Statement (including any exhibits thereto), the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (iv) the fees and expenses of any transfer agent, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Registration Statement, the General Disclosure Package or the Prospectus) not to exceed, in the aggregate, $10,000, (vi) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Shares, not to exceed, in the aggregate $10,000, (vii) all expenses and application fees related to the listing of the Shares on the NYSE and (viii) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including the Underwriters) and officers of the Company and any such consultants in an amount not to exceed $75,000 (such cap, the “Expense Reimbursement Cap”) (it being understood that the Company shall be responsible for 50% of the cost of any aircraft charter in connection with the roadshow and the Underwriters shall be responsible for the remaining 50% of such costs; provided that any such costs shall not be subject to, nor shall any such costs count towards any calculation in respect of, the Expense Reimbursement Cap). It is understood, however, that except as provided in this Section 5 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b)    If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because this Agreement is terminated pursuant to Section 7 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters upon demand for all reasonable and documented out-of-pocket expenses (including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

SECTION 6. Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Underwriter against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to such Underwriter and furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any road show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its affiliates, directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities or expenses, as incurred, to which the Company or any such affiliate, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any road show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any road show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information relating to such Underwriter and furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, any road show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)    Notices and Procedures. Promptly after receipt by any person to whom indemnity may be available under this Section 6 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 6 (the “indemnifying party”), notify such indemnifying party in writing of the commencement thereof; provided that the failure to so notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party under this Section 6 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve such indemnifying party from any liability that such indemnifying party may have to such indemnified party other than under this Section 6. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses other than reasonable and documented costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable and documented fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    Contribution. If the indemnification provided for in the preceding paragraphs of this Section 6 is held to be unavailable to or otherwise insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount or commissions received by the Underwriters bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subclauses (a) and (b) of this Section 6 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) hereof for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commissions received by such Underwriter in connection with the Shares distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 6, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities

Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 7. Termination of this Agreement. The Representatives may terminate this Agreement with respect to the Shares by notice to the Company at any time on or prior to any Delivery Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, if at any time: (i) trading or quotation in any of the Company’s securities or securities guaranteed by the Company shall have been suspended or limited by the Commission or by the NYSE or in any over the counter market, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a general banking moratorium shall have been declared by any of federal, or New York authorities; (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the case of any event described in this clause (iv), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Shares as disclosed in the General Disclosure Package or the Prospectus, exclusive of any amendment or supplement thereto; or (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change or any other loss, event or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 7 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 5 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party, except that the provisions of Section 6 hereof shall at all times be effective and shall survive such termination.

SECTION 8. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail or transmitted and confirmed in writing by any standard form of telecommunication to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road 10th Floor, Atlanta, GA 30326, Facsimile: 404-926-5940, Attention: Equity Capital Origination, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Facsimile: 212-622-8358, Attention: Equity Syndicate Desk, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention: Ted B. Lacey, Esq. and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at PGT Innovations, Inc., 1070 Technology Drive, North Venice, FL 34275, Attention: Jeffrey Jackson, with a copy to Jones Day, 250 Vesey Street, New York, NY 10281, Attention: J. Eric Maki and Joel T. May.

SECTION 9. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

SECTION 10. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 12. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 13. Waiver of Jury Trial. The Company hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.

SECTION 14. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations to purchase Shares under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase or make arrangements reasonably satisfactory to the Company for other persons to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule A hereto bears to the total number of Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule A hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect within 36 hours of the default to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Share Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 16 and except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 5.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 14. Any action taken under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 15. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 16. Survival. The respective indemnities, agreements, representations and warranties of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and, with respect to Section 5 and 6, any termination of this Agreement.

SECTION 17. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering contemplated by this agreement that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

SECTION 18. Miscellaneous.

(a)    Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(b)    Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

(c)    Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(d)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(e)    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PGT INNOVATIONS, INC.

By:	/s/ Jeffrey Jackson
Name:	Jeffrey Jackson
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

SUNTRUST ROBINSON HUMPHREY, INC.

Acting on behalf of itself

and as a Representative of

the several Underwriters

By: SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M.H. Williams II
Name:	John M.H. Williams II
Title:	Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

Acting on behalf of itself

and as a Representative of

the several Underwriters

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Jin lzawa
Name:	Jin lzawa
Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
SunTrust Robinson Humphrey, Inc.	1,960,000
J.P. Morgan Securities LLC	1,960,000
KeyBanc Capital Markets Inc.	1,190,000
Jefferies LLC	700,000
Wells Fargo Securities, LLC	700,000
Deutsche Bank Securities Inc.	350,000
Dougherty & Company LLC	140,000

Total	7,000,000

SCHEDULE B

PERSONS DELIVERING LOCK-UP AGREEMENTS

1.    Rodney Hershberger

2.    Jeffrey T. Jackson

3.    Bradley West

4.    Robert Keller

5.    Brent Boydston

6.    Sheree L. Bargabos

7.    Alexander R. Castaldi

8.    Richard D. Feintuch

9.    M. Joseph McHugh

10.  Brett N. Milgrim

11.  William J. Morgan

12.  Floyd F. Sherman

SCHEDULE C

ORALLY CONVEYED PRICING INFORMATION

1.    $23.00 per share

2.    7,000,000 shares of common stock offered

SCHEDULE D

SUBSIDIARIES

PGT Industries, Inc.

CGI Windows and Doors Holdings, Inc.

CGI Windows and Doors, Inc.

WinDoor Incorporated

LTE, LLC

CGI Commercial, Inc.

Coyote Acquisition Co.

GEF WW Parent LLC

GEF WW Intermediate LLC

GEF WW Buyer LLC

WWS Acquisition, LLC

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

SUNTRUST ROBINSON HUMPHREY, INC.

J.P. MORGAN SECURITIES LLC

      As Representatives of the Underwriters

c/o SunTrust Robinson Humphrey, Inc.

303 Peachtree Street, 10th Floor

Atlanta, GA 30308

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of PGT Innovations, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used but not otherwise defined in this Lock-Up Letter Agreement shall have the meanings set forth in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Undersigned’s Shares”), (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may (A) transfer the Undersigned’s Shares:

i.	as a bona fide gift or gifts,

ii.

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned,

iii.	by will or under the laws of descent,

iv.

to affiliates (within the meaning set forth in Rule 405 as promulgated by the Commission under the Securities Act of 1933, as amended, and including subsidiaries of the undersigned if the undersigned is a corporation), limited partners, general partners, limited liability company members or stockholders of the undersigned to the extent that the undersigned is a partnership, limited liability company or corporation,

v.

(a) as forfeitures to the Company or in connection with sales to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting, settlement or exercise of equity awards granted pursuant to an employee benefit plan described in the Registration Statement, or (b) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan described in the Registration Statement or pursuant to the agreements pursuant to which such shares were issued as disclosed in the Registration Statement,

vi.	pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act, so long as such plan was established prior to the date hereof, or

vii.	with the prior written consent of the Representatives on behalf of the Underwriters;

provided, that in the case of (i), (ii), (iii) and (iv) above, it shall be a condition to the transfer that the donee, trustee, legatee, heir, distribute or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; provided, further, that in the case of (i), (ii), (iii) and (iv) above, (a) such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the Exchange Act during the Lock-Up Period, (b) neither the undersigned nor any transferee voluntarily effects any public filing or report regarding such transfers during the Lock-Up Period (including, without limitation, any Form 4 filing in accordance with Section 16), and (c) such transfers shall not involve a disposition for value; provided, further, that in the case of (v) above, that any public reports or filings, including filings under Sections 13 or 16 of the Exchange Act that shall be required

Exhibit A-2

to be made or voluntarily made shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described in (v) above; provided, further, that in the case of (vi) above, that any public reports or filings, including filings under Sections 13 or 16 of the Exchange Act that shall be required to be made or voluntarily made shall clearly indicate in the footnotes that such sale was made pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; or

(B) exercise any stock options issued pursuant to the Company’s equity incentive plans or warrants (including, in each case, by way of net or broker-assisted cashless exercise, including all manners of exercise that would involve a sale of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), which equity incentive plans and stock options or warrants are described in the Registration Statement; provided, that any securities received upon such exercise will also be subject to this Lock-Up Letter Agreement; provided, further, that any public reports or filings, including filings under Sections 13 or 16 of the Exchange Act that shall be required to be made shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described above.

For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective by September 30, 2018 (provided, that the Company may by written notice to the undersigned on or prior to September 30, 2018 extend such date for a period of up to an additional three months), or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4